                          NOTICE OF GUARANTEED DELIVERY
                                       for
            Tender of Shares of Series A Convertible Preferred Stock,
                             Series B $1 Cumulative
                  Convertible Preferred Stock and Common Stock
 (including, in the case of the Common Stock, the associated Preferred Stock
                                Purchase Rights)

                                       of
                             Talley Industries, Inc.
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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON THURSDAY, OCTOBER 30, 1997, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

         As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of Series A Convertible Preferred Stock ("Series A Preferred Shares"), Series B $1 Cumulative Convertible Preferred Stock ("Series B Preferred Shares" and together with the Series A Preferred Shares, "Preferred Shares") or Common Stock, par value $1.00 per share ("Common Shares" and together with the Preferred Shares, the "Shares"), of Talley Industries, Inc., a Delaware corporation (the "Company"), including, in the case of Common Shares, the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between the Company and ChaseMellon Shareholder Services L.L.C., as Rights Agent, as amended and restated on February 2, 1996 (the "Rights Agreement"), are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer for the Shares cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        The Depositary for the Offer is:

                     CHASEMELLON SHAREHOLDER SERVICES L.L.C.

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              By Mail:                        By Overnight Courier:                        By Hand:
        Post Office Box 3305           85 Challenger Road-Mail Drop-Reorg.        120 Broadway, 13th Floor
     South Hackensack, NJ 07606             Ridgefield Park, NJ 07660                 New York, NY 10271
   Attn: Reorganization Department                                             Attn: Reorganization Department

      By Facsimile Transmission                                             For Facsimile Confirmation of Receipt of
  (For Eligible Institutions Only):                                              Notice of Guaranteed Delivery:
           (201) 329-8936                                                                (201) 296-4860

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

         The undersigned hereby tender(s) to Score Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carpenter Technology Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 2, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of Talley Industries, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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Signature(s)_________________________________                                  Address(es)__________________________________________

_____________________________________________                                  _____________________________________________________
                                                                                                                            Zip Code
Name(s) of Record Holders____________________                                  Area Code and Tel. No.(s)____________________________

_____________________________________________
          Please Type or Print
                                                                               Check one box if Shares will be
_____________________________________________                                  tendered by book-entry transfer:


Number of Shares_____________________________                                  [ ] The Depository Trust Company

Certificate No.(s) (If Available)

_____________________________________________                                  [ ] Philadelphia Depository Trust Company

_____________________________________________

Dated____________________________________1997                                  Account Number_______________________________________


                                           THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                                              GUARANTEE
                                              (Not to be used for signature guarantee)

         The undersigned, a member of a registered national securities exchange or of the National Association of Securities
Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or
the Stock Exchange Medallion Program, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4"), (b) represents that the tender of those
Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered
Shares, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at The
Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.


_____________________________________________                                  _____________________________________________________
               Name of Firm                                                                      Authorized Signature

_____________________________________________                                  Name_________________________________________________
                  Address                                                                        Please Print or Type

_____________________________________________                                  Title________________________________________________
                                     Zip Code

Area Code and Tel. No._______________________                                  Date____________________________________________,1997

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES OR RIGHTS WITH THIS NOTICE.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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